Exhibit 10.1

Execution Version

PENN VIRGINIA CORPORATION

RESTRUCTURING SUPPORT AGREEMENT

May 10, 2016

This Restructuring Support Agreement (together with the exhibits and schedules attached hereto, as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”),1 dated as of May 10, 2016, is entered into by and among: (i) Penn Virginia Corporation (“Penn Virginia”); Penn Virginia Holding Corporation; Penn Virginia MC Corporation; Penn Virginia MC Energy L.L.C.; Penn Virginia MC Gathering Company L.L.C.; Penn Virginia MC Operating Company L.L.C.; Penn Virginia Oil & Gas Corporation; Penn Virginia Oil & Gas GP LLC; Penn Virginia Oil & Gas LP LLC; Penn Virginia Oil & Gas, L.P.; Penn Virginia Resource Holdings Corp. (such subsidiaries and Penn Virginia, each a “PVA Entity,” and such subsidiaries together with Penn Virginia, collectively, the “PVA Entities”); (ii) the lenders party to that certain Credit Agreement, dated as of September 28, 2012 (as amended, restated, modified, supplemented, or replaced from time to time in accordance with its terms, the “RBL Credit Facility Agreement”), by and among Penn Virginia Holding Corporation, as borrower, each of the guarantors party thereto, Wells Fargo Bank, N.A., as administrative agent and issuing bank (the “RBL Agent”), and the lenders party thereto (the “RBL Lenders”) that are (and any RBL Lender that may become in accordance with Section 12 hereof) signatories hereto (collectively, solely in their capacity as RBL Lenders with respect to the holdings of debt under the RBL Credit Facility identified below their respective names on the signature pages hereto, the “Consenting RBL Lenders”); (iii) the holders of notes (the “Noteholders”) issued pursuant to that certain Senior Indenture, dated as of June 15, 2009 (as amended, restated, modified, supplemented, or replaced from time to time, the “Indenture”), for the 7.250% Senior Notes due 2019 and the 8.500% Senior Notes due 2020 among Penn Virginia, as issuer, each of the guarantors party thereto, Wilmington Savings Fund Society, FSB, as indenture trustee (the “Indenture Trustee”), that are (and any Noteholder that may become in accordance with Section 12 hereof) signatories hereto (collectively, the “Consenting Noteholders”); and (iv) each of the DIP Lenders, the Backstop Parties, and the Exit Facility Lenders (each as defined below and, collectively with the Consenting RBL Lenders and the Consenting Noteholders, the “Restructuring Support Parties”). This Agreement collectively refers to the PVA Entities and the Restructuring Support Parties as the “Parties” and each individually as a “Party.” For the avoidance of doubt, the Indenture Trustee is not a Party to this Agreement.

[1]	Unless otherwise noted, capitalized terms used but not immediately defined have the meanings given to such terms elsewhere in this Agreement or in the Restructuring Term Sheet (including any exhibits thereto), as applicable.

RECITALS

WHEREAS, the Parties have engaged in good faith, arm’s-length negotiations regarding certain restructuring transactions (the “Restructuring Transactions”) pursuant to the terms and conditions set forth in this Agreement, including a joint prearranged plan of reorganization for the PVA Entities reflecting the terms and conditions of the term sheet attached hereto as Exhibit A (the “Restructuring Term Sheet”) (as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms and this Agreement, the “Plan”);

WHEREAS, it is anticipated that the Restructuring Transactions will be implemented through jointly administered voluntary cases commenced by the PVA Entities (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the, “Bankruptcy Code”), in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”), pursuant to the Plan, which will be filed by the PVA Entities in the Chapter 11 Cases;

WHEREAS, on March 15, 2016, the PVA Entities entered into that certain Eleventh Amendment to the RBL Credit Facility Agreement (the “RBL Amendment”) with the RBL Lenders and the RBL Agent, which RBL Amendment amends, to the extent set forth therein, the RBL Credit Facility Agreement and pursuant to which the RBL Lenders and the RBL Agent agreed inter alia to extend the time before certain defaults would become events of default under the RBL Credit Facility Agreement;

WHEREAS, on May 9, 2016, the PVA Entities entered into that certain Amendment to the RBL Amendment (the “Amendment”) with the RBL Lenders and the RBL Agent, which Amendment further amends, to the extent set forth therein, the RBL Credit Facility Agreement and pursuant to which the RBL Lenders and the RBL Agent agreed inter alia to further extend the time before certain defaults would become events of default under the RBL Credit Facility Agreement;

WHEREAS, (i) certain RBL Lenders or affiliates of RBL Lenders (in their capacities as such, the “DIP Lenders”) have agreed to provide a $25 million debtor-in-possession financing facility (the “DIP Financing”) and otherwise extend credit to the PVA Entities during the pendency of the Chapter 11 Cases, with the RBL Agent acting as the agent under the DIP Financing (in its capacity as such, the “DIP Agent”) and (ii) the Consenting RBL Lenders and the RBL Agent have agreed to the PVA Entities’ use of cash collateral, which DIP Financing and use of cash collateral will be in accordance with the terms and conditions set forth in the term sheet attached hereto as Exhibit B (the “DIP Term Sheet”);

WHEREAS, certain Noteholders (collectively, the “Backstop Parties”) have agreed to fund a $50 million rights offering in connection with the Restructuring Transactions substantially on the terms reflected in the Restructuring Term Sheet, pursuant to the Backstop Commitment Agreement attached hereto as Exhibit C (the “Backstop Commitment Agreement”), and in accordance with the rights offering procedures attached to the Backstop Commitment Agreement (the “Rights Offering Procedures”);

WHEREAS, certain parties or affiliates thereof (in their capacities as such, the “Exit Facility Lenders”) have committed to provide the reorganized PVA Entities with a new reserve-based lending facility (the “Exit Facility”) on the terms and conditions set forth in the term sheet attached hereto as Exhibit D (the “Exit Facility Term Sheet”) and the commitment letter attached hereto as Exhibit E and related fee letters with respect thereto (the “Exit Commitment Letters”); and

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

AGREEMENT

1. RSA Effective Date. This Agreement shall become effective, and the obligations contained herein shall become binding upon the Parties, upon the first date (such date, the “RSA Effective Date”) that:

(a)	each of the Backstop Commitment Agreement and the Exit Commitment Letters has been executed and is effective in accordance with its respective terms;

(b)	this Agreement has been executed by all of the following:

(i)	each PVA Entity;

(ii)	Consenting RBL Lenders (A) holding, in aggregate, at least 66.67% in principal amount of all claims outstanding under the RBL Credit Facility Agreement (the “RBL Claims”) and (B) comprising, in aggregate, at least one-half in number of all RBL Lenders;

(iii)	the RBL Agent; and

(iv)	Consenting Noteholders holding, in aggregate, at least 66.67% in principal amount of all claims outstanding under the Indenture (the “Note Claims”);

(c)	each Swap Agreement (as defined in the RBL Credit Facility Agreement) shall, before the Petition Date, have been terminated and the proceeds thereof received by the RBL Agent as a payment of the obligations under the RBL Credit Facility Agreement; provided, that, prior to such payment, the RBL Agent shall, before the Petition Date, deposit $5 million of such proceeds (but in no event more than all such proceeds) in a deposit account of a PVA Entity, which amount shall be made available for the PVA Entities, subject to the terms of the DIP Orders.

2. Exhibits and Schedules Incorporated by Reference. Each of the exhibits attached hereto and any schedules to such exhibits (collectively, the “Exhibits and Schedules”) is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the Exhibits and Schedules. In the event of any inconsistency between this Agreement (excluding the Exhibits and Schedules) and the Exhibits and Schedules, this Agreement (excluding the Exhibits and Schedules) shall govern.

3. Definitive Documentation.

(a)	The definitive documents and agreements governing the Restructuring Transactions (collectively, the “Definitive Documentation”) shall include:

(i)	the Plan (and all exhibits thereto) and the Plan Supplement;

(ii)	the confirmation order with respect to the Plan (the “Confirmation Order”);

(iii)	the related disclosure statement (and all exhibits thereto) with respect to the Plan (the “Disclosure Statement”);

(iv)	the solicitation materials with respect to the Plan (collectively, the “Solicitation Materials”);

(v)	the order of the Bankruptcy Court approving the Disclosure Statement and the Solicitation Materials;

(vi)	(A) the interim order authorizing use of cash collateral and debtor-in-possession financing, on terms consistent with the DIP Term Sheet (the “Interim DIP Order”) and (B) the final order authorizing use of cash collateral and debtor-in-possession financing on terms consistent with the DIP Term Sheet (the “Final DIP Order” and together with the Interim DIP Order, collectively, the “DIP Orders”);

(vii)	the debtor-in-possession credit agreement for the DIP Financing (the “DIP Credit Agreement”) to be entered into in accordance with the DIP Term Sheet and the DIP Orders, including any amendments or modifications thereto;

(viii)	the Exit Facility Term Sheet and the Exit Facility Commitment Letters; and

(ix)	the order of the Bankruptcy Court approving the PVA Entities’ assumption of this Agreement and the Backstop Commitment Agreement (the “Approval Order”).

(b)	Except as set forth herein, the Definitive Documentation identified in Section 3(a) will, after the RSA Effective Date, remain subject to negotiation and shall, upon completion, contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement (including the Exhibits and Schedules) and be in form and substance reasonably satisfactory to each of: (i) the PVA Entities; (ii) Consenting Noteholders who hold, in the aggregate, at least 66.67%% in principal amount outstanding of all Note Claims held by Consenting Noteholders (the “Majority Consenting Noteholders”); and (iii) Consenting RBL Lenders who hold, in the aggregate, at least 66.67% in principal amount outstanding of all RBL Claims held by Consenting RBL Lenders (the “Majority Consenting RBL Lenders,” and together with the Majority Consenting Noteholders, collectively, the “Required Consenting Creditors”); provided, however, any Plan exhibits (including those documents included in the Plan Supplement) related solely to the allocation or ownership of the New Common Stock and/or corporate governance matters shall be satisfactory to the Majority Consenting Noteholders only. For the avoidance of doubt, when used herein, the term “Required Consenting Creditors” shall require the independent approval of the Majority Consenting RBL Lenders and the Majority Consenting Noteholders.

4. Milestones. As provided in and subject to Section 6, the PVA Entities shall implement the Restructuring Transactions in accordance with the milestones set forth in the Restructuring Term Sheet (the “Milestones”). The PVA Entities may extend a Milestone only with the express prior written consent of the Required Consenting Creditors.

5. Commitment of Restructuring Support Parties. Each Restructuring Support Party shall (severally and not jointly), from the RSA Effective Date until the occurrence of a Termination Date (as defined in Section 10) applicable to such Restructuring Support Party:

(a)	use commercially reasonable efforts to support and cooperate with the PVA Entities to take all commercially reasonable actions necessary to consummate the Restructuring Transactions in accordance with the Plan and the terms and conditions of this Agreement and the Restructuring Term Sheet (but without limiting consent and approval rights provided in this Agreement and the Definitive Documentation), including by: (i) voting all of its claims against, or interests in, as applicable, the PVA Entities now or hereafter owned by such Restructuring Support Party (or for which such Restructuring Support Party now or hereafter serves as the nominee, investment manager, or advisor for holders thereof, provided that if a Restructuring Support Party acts as an investment manager or advisor with respect to any Note Claims acquired after the date hereof, such Restructuring Support Party may exercise its voting and dispositive power in connection with any fiduciary obligation it may have as investment manager or advisor for holders thereof without regard to such Restructuring Support Party’s commitments hereto) to accept the Plan in accordance with the applicable procedures set forth in the Disclosure Statement and the Solicitation Materials upon receipt of the Disclosure

Statement and Solicitation Materials approved by the Bankruptcy Court; (ii) timely returning a duly-executed ballot and/or master ballot, as applicable, in connection therewith; and (iii) not “opting out” of any releases under the Plan;

(b)	not withdraw, amend, or revoke (or cause to be withdrawn, amended, or revoked) its tender, consent, or vote with respect to the Plan; provided however, that all votes tendered by the Restructuring Support Parties in support of the Plan shall be immediately revoked and deemed void ab initio upon the occurrence of a Termination Date;

(c)	use commercially reasonable efforts to support and not object to, delay, impede, or take any other action to interfere, directly or indirectly, with the Restructuring Transactions; and

(d)	use commercially reasonable efforts to support and not object to, delay, impede, or take any other action to interfere with, directly or indirectly, and use commercially reasonable efforts to support the entry by the Bankruptcy Court of any of the DIP Orders, or propose, file or support, directly or indirectly, any use of cash collateral or debtor-in-possession financing other than as proposed in each of the DIP Orders.

Notwithstanding the foregoing, nothing in this Agreement and neither a vote to accept the Plan by any Restructuring Support Party nor the acceptance of the Plan by any Restructuring Support Party shall (x) be construed to prohibit any Restructuring Support Party from contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or the Definitive Documentation, or exercising rights or remedies specifically reserved herein; (y) be construed to prohibit or limit any Restructuring Support Party from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases, so long as, as, from the RSA Effective Date until the occurrence of a Termination Date, such appearance and the positions advocated in connection therewith are not materially inconsistent with this Agreement and are not for the purpose of hindering, delaying, or preventing the consummation of the Restructuring Transactions, provided, however, that any delay or other impact on consummation of the Restructuring Transactions contemplated by the Plan caused by a Restructuring Support Party’s opposition to (i) any relief that is inconsistent with such Restructuring Transactions; (ii) a motion by the Debtors to enter into a material executory contract, lease, or other arrangement outside of the ordinary course of its business without obtaining the prior written consent of the Required Consenting Creditors; or (iii) any relief that is adverse to interests of the Restructuring Support Parties sought by the Debtors (or any other party), shall not constitute a violation of this Agreement; or (z) impair or waive the rights of any Restructuring Support Party to assert or raise any objection permitted under this Agreement in connection with any hearing on confirmation of the Plan or in the Bankruptcy Court.

6. Commitment of the PVA Entities.

(a)	Subject to Sub-Clause (b) of this Section 6, the PVA Entities shall, from the RSA Effective Date until the occurrence of a Termination Date (as defined in Section 10):

(i)	(A) support and make commercially reasonable efforts to complete the Restructuring Transactions set forth in the Plan and this Agreement, (B) negotiate in good faith all Definitive Documentation that is subject to negotiation as of the RSA Effective Date and take any and all necessary and appropriate actions in furtherance of the Plan and this Agreement, and (C) make commercially reasonable efforts to complete the Restructuring Transactions set forth in the Plan in accordance with each Milestone set forth in the Restructuring Term Sheet;

(ii)	timely file a formal objection, in form and substance reasonably acceptable to the Required Consenting Creditors, to any motion filed with the Bankruptcy Court by a party seeking the entry of an order (A) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code), (B) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, or (C) dismissing any of the Chapter 11 Cases;

(iii)	timely file a formal objection, in form and substance reasonably acceptable to the Required Consenting Creditors, to any motion filed with the Bankruptcy Court by a party seeking the entry of an order modifying or terminating the PVA Entities’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable; and

(iv)	timely file a formal objection, in form and substance reasonably acceptable to the Required Consenting Creditors, to any motion filed with the Bankruptcy Court by a party seeking the formation and appointment of an official committee of equity interest holders.

(b)

The PVA Entities’ shall not seek, solicit, or support any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership sale of assets, financing (debt or equity) or restructuring of the PVA Entities, other than the Restructuring Transactions (each, an “Alternative Transaction”); provided, however, that nothing in this section 6(b) shall limit the Parties’ ability to engage in marketing efforts, discussions, and/or negotiations with any party regarding the refinancing of the Exit Facility to be consummated following the Effective Date (as defined in the Term Sheet); provided, further, that (i) if any of the PVA Entities receive a proposal or expression of interest regarding any Alternative Transaction from the RSA Effective Date until the occurrence of a Termination Date, the PVA Entities shall promptly notify counsel to the other Parties of any such proposal or expression of interest, with such notice to include the material terms thereof, including (unless prohibited by a separate agreement) the identity of the person or group of persons involved, and (ii) the PVA Entities shall promptly furnish counsel to the other Parties with copies of any written offer, oral offer, or any other information that they receive relating to the foregoing and shall promptly inform counsel to the other Parties of any material changes to such proposals. The PVA Entities shall not enter into any confidentiality agreement with a party interested in an Alternative Transaction unless such party consents to identifying and providing to counsel to the Parties (under a reasonably acceptable confidentiality agreement) the information contemplated under this Section 6(b).

7. Restructuring Support Party Termination Events. Each of the (a) Majority Consenting RBL Lenders and (b) the Majority Consenting Noteholders (each such group, a “Terminating Support Group”) shall have the right, but not the obligation, upon notice to the other Parties, to terminate the obligations of the Consenting RBL Lenders or the Consenting Noteholders, respectively, under this Agreement upon the occurrence of any of the following events, unless waived, in writing, by the Required Consenting Creditors on a prospective or retroactive basis (each, a “Restructuring Support Party Termination Event”):

(a)	the failure to meet any of the Milestones unless (i) such failure is the result of any act, omission, or delay on the part of any Restructuring Support Parties, whose Terminating Support Group is seeking termination, in violation of its obligations under this Agreement or (ii) such Milestone is waived in accordance with Section 4 of this Agreement;

(b)	the occurrence of a material breach of this Agreement by any PVA Entity that has not been cured (if susceptible to cure) within five business days after written notice to the PVA Entities of such material breach by the Terminating Support Group asserting such termination;

(c)	the conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code;

(d)	the appointment of a trustee, receiver, or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code in one or more of the Chapter 11 Cases;

(e)	the Definitive Documentation does not comply with Section 3 of this Agreement or any other document or agreement necessary to consummate the Restructuring Transactions is not reasonably satisfactory to the Majority Consenting Creditors;

(f)	any PVA Entity (i) amends, or modifies, or files a pleading seeking authority to amend or modify, the Definitive Documentation in a manner that is materially inconsistent with this Agreement; (ii) suspends or revokes the Restructuring Transactions; or (iii) publicly announces its intention to take any such action listed in Sub-Clauses (i) and (ii) of this subsection;

(g)	any PVA Entity files or announces that it will file any plan of reorganization other than the Plan, or files any motion or application seeking authority to sell any material assets (other than as provided for in the Plan), without the prior written consent of the Required Consenting Creditors;

(h)	the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring Transactions; provided, however, that the PVA Entities shall have five business days after issuance of such ruling or order to obtain relief that would allow consummation of the Restructuring Transactions in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the Plan and this Agreement, or (ii) is reasonably acceptable to the Required Consenting Creditors;

(i)	the Bankruptcy Court enters any order authorizing the use of cash collateral or post-petition financing that is not in the form of the DIP Orders or otherwise consented to by the Required Consenting Creditors;

(j)	the occurrence of any Event of Default under the DIP Credit Agreement (as defined therein) that has not been cured (if susceptible to cure) in accordance with the terms of the DIP Credit Agreement;

(k)	a breach by any PVA Entity of any representation, warranty, or covenant of such PVA Entity set forth in Section 16 of this Agreement that could reasonably be expected to have a material adverse impact on the consummation of the Restructuring Transactions that (to the extent curable) remains uncured for a period of 5 business days after the receipt by the PVA Entities of written notice and description of such breach from any other Party;

(l)	either (i) any PVA Entity or any Restructuring Support Party files a motion, application, or adversary proceeding (or any PVA Entity or Restructuring Support Party supports any such motion, application, or adversary proceeding filed or commenced by any third party) (A) challenging the validity, enforceability, perfection, or priority of, or seeking avoidance or subordination of, the RBL Claims or the Note Claims, or (B) asserting any other cause of action against and/or with respect or relating to such claims or the prepetition liens securing such claims; or (ii) the Bankruptcy Court (or any court with jurisdiction over the Chapter 11 Cases) enters an order providing relief adverse to the interests of any Restructuring Support Party with respect to any of the foregoing causes of action or proceedings;

(m)	any PVA Entity terminates its obligations under and in accordance with Section 8 of this Agreement;

(n)	if the Bankruptcy Court enters an order in the Chapter 11 Cases terminating any of the PVA Entities’ exclusive right to file a plan or plans of reorganization or to solicit acceptances thereof pursuant to section 1121 of the Bankruptcy Code;

(o)	Mr. Bullock ceases to be the Chief Restructuring Officer prior to the Effective Date of the Plan, unless Mr. Bullock no longer holds such position on account of his (i) removal by the Board of Directors of Penn Virginia for gross mismanagement or willful misconduct or (ii) death;

(p)	if the DIP Orders, any of the orders approving assumption of this Agreement, the Exit Commitment Letters, or the Backstop Commitment Agreement, or any of the orders confirming the Plan or approving the Disclosure Statement are reversed, stayed, dismissed, vacated, reconsidered, modified, or amended without the consent of the Required Consenting Creditors or a motion for reconsideration, reargument, or rehearing with respect to such orders has been filed and the PVA Entities have failed to timely object to such motion;

(q)	the termination by another Terminating Support Group upon the occurrence of a Restructuring Support Party Termination Event;

(r)	a breach by a Restructuring Support Party of any representation, warranty, or covenant of such Restructuring Support Party set forth in this Agreement that could reasonably be expected to have a material adverse impact on the consummation of the Restructuring Transactions that (to the extent curable) remains uncured for a period of five business days after notice to all Parties of such breach and a description thereof; or

(s)	the occurrence of the Maturity Date (as defined in the DIP Credit Agreement).

Notwithstanding anything to the contrary in this Agreement, following the commencement of the Chapter 11 Cases and unless and until there is an unstayed order of the Bankruptcy Court providing that the giving of notice under and/or termination of this Agreement in accordance with its terms is not prohibited by the automatic stay imposed by section 362 of the Bankruptcy Code (the “Automatic Stay”), the occurrence of any Restructuring Support Party Termination Event shall result in an automatic termination of this Agreement five business days following such occurrence unless waived in writing by the Required Consenting Creditors.

8. The PVA Entities’ Termination Events. Each PVA Entity may, upon notice to the Restructuring Support Parties, terminate its obligations under this Agreement upon the occurrence of any of the following events (each a “Company Termination Event,” and together with the Restructuring Support Party Termination Events, the “Termination Events”), subject to the rights of the PVA Entities to fully or conditionally waive, in writing, on a prospective or retroactive basis, the occurrence of a Company Termination Event:

(a)	a breach by a Restructuring Support Party of any representation, warranty, or covenant of such Restructuring Support Party set forth in this Agreement that could reasonably be expected to have a material adverse impact on the consummation of the Restructuring Transactions that (to the extent curable) remains uncured for a period of five business days after notice to all Restructuring Support Parties of such breach and a description thereof;

(b)	the occurrence of a breach of this Agreement by any Restructuring Support Party that has the effect of materially impairing any of the PVA Entities’ ability to effectuate the Restructuring Transactions and has not been cured (if susceptible to cure) within five business days after notice to all Restructuring Support Parties of such breach and a description thereof;

(c)	upon notice to the Restructuring Support Parties, if the board of directors or board of managers, as applicable, of any PVA Entity determines, after receiving advice from counsel, that proceeding with the Restructuring Transactions (including, without limitation, the Plan or solicitation of the Plan) would be inconsistent with the exercise of its fiduciary duties;

(d)	the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring Transactions; provided, however, that the PVA Entities have made commercially reasonable, good faith efforts to cure, vacate, or have overruled such ruling or order prior to terminating this Agreement;

(e)	any Terminating Support Group terminates its obligations under and in accordance with Section 7 of this Agreement; or

(f)	the Definitive Documentation does not comply with Section 3 of this Agreement.

9. Mutual Termination; Automatic Termination. This Agreement and the obligations of all Parties hereunder may be terminated by mutual written agreement by and among Penn Virginia, on behalf of itself and each other PVA Entity, and all of the Restructuring Support Parties. Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate automatically upon the occurrence of the Effective Date.

10. Effect of Termination. The earliest date on which termination of this Agreement as to a Party is effective in accordance with Sections 7, 8, or 9 of this Agreement shall be referred to, with respect to such Party, as a “Termination Date.” Upon the occurrence of a Termination Date, the terminating Party’s obligations and, in the case of a Termination Date in accordance with Section 9 of this Agreement, all Parties’ obligations under this Agreement shall be terminated effective immediately, and such Party or Parties shall be released from its commitments, undertakings, and agreements; provided, however, that each of the following shall survive any such termination: (a) any claim for breach of this Agreement that occurs prior to such Termination Date, and all rights and remedies with respect to such claims shall not be prejudiced in any way; (b) the PVA Entities’ obligations under Section 14 of this Agreement accrued up to and including such Termination Date; and (c) Sections 10, 15, 17, 18, 19, 22, 23, 25, 27, 31, 33, and 34 hereof. The Automatic Stay shall not prohibit a Party from taking any action necessary to effectuate the termination of this Agreement pursuant to and in accordance with the terms hereof.

11. Cooperation and Support. Penn Virginia shall provide draft copies of all “first day” motions, applications, and other documents that any PVA Entity intends to file with the Bankruptcy Court in the Chapter 11 Cases to counsel for each Restructuring Support Party at least two business days (or as soon thereafter as is reasonably practicable under the circumstances) prior to the date when such PVA Entity intends to file such document, and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing. Penn Virginia will use reasonable efforts to provide draft copies of all other material pleadings any PVA Entity intends to file with the Bankruptcy Court to counsel to each Restructuring Support Party at least two business days prior to filing such pleading, to the extent practicable, and shall consult in good faith with such counsel regarding the form and substance of any such proposed pleading. For the avoidance of doubt, the Parties agree, consistent with Sub-Clause (b) of Section 3 hereof, (a) to negotiate in good faith the Definitive Documentation that is subject to negotiation and completion on the RSA Effective Date and (b) that, notwithstanding anything herein to the contrary, the Definitive Documentation, including any motions or orders related thereto, shall be consistent with this Agreement and otherwise shall be in form and substance reasonably satisfactory to the Required Consenting Creditors. Penn Virginia shall (i) provide to the Restructuring Support Parties’ advisors, and shall direct its employees, officers, advisors, and other representatives to provide the Restructuring Support Parties’ advisors, (A) reasonable access (without any material disruption to the conduct of the PVA Entities’ businesses) during normal business hours to the PVA Entities’ books and records; (B) reasonable access during normal business hours to the management and advisors of the PVA Entities; and (C) timely and reasonable responses to all reasonable diligence requests, in each case for the purposes of evaluating the PVA Entities’ assets, liabilities, operations, businesses, finances, strategies, prospects, and affairs; and (ii) promptly notify the Restructuring Support Parties of any newly commenced material governmental or third party litigations, investigations, or hearings against any of the PVA Entities.

12. Transfers of Claims and Interests.

(a)	Each Restructuring Support Party shall not (i) sell, transfer, assign, pledge, grant a participation interest in, or otherwise dispose of, directly or indirectly, its right, title, or interest in respect of any of such Restructuring Support Party’s claims against, or interests in, any PVA Entity, as applicable, in whole or in part, or (ii) deposit any of such Restructuring Support Party’s claims against or interests in any PVA Entity, as applicable, into a voting trust, or grant any proxies, or enter into a voting agreement with respect to any such claims or interests (the actions described in clauses (i) and (ii) are collectively referred to herein as a “Transfer” and the Restructuring Support Party making such Transfer is referred to herein as the “Transferor”), unless such Transfer is to another Restructuring Support Party or any other entity that (x) first agrees in writing to be bound by the terms of this Agreement by executing and delivering to Penn Virginia a Transferee Joinder substantially in the form attached hereto as Exhibit F (the “Transferee Joinder”), and (y) solely with respect to any Transferor that is a Backstop Party, agrees in writing to be bound by the obligations of the applicable Transferor under the Backstop Commitment Agreement and is determined, after due inquiry and investigation by the Restructuring Support Parties and the PVA Entities, to be reasonably capable of fulfilling such obligations. Upon compliance with the foregoing, the Transferor shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of this Agreement that occurs prior to such Transfer) under this Agreement to the extent of such transferred rights and obligations. Any Transfer made in violation of this Sub-Clause (a) of this Section 12 shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to the PVA Entities and/or any Restructuring Support Party, and shall not create any obligation or liability of any PVA Entity or any other Restructuring Support Party to the purported transferee.

(b)

Notwithstanding Sub-Clause (a) of this Section 12, (i) an entity that is acting in its capacity as a Qualified Marketmaker shall not be required to be or become a Restructuring Support Party to effect any transfer (by purchase, sale, assignment, participation, or otherwise) of any claim against, or interest in, any PVA Entity, as applicable, by a Restructuring Support Party to a transferee; provided, that, such transfer by a Restructuring Support Party to a transferee shall be in all other respects in accordance with and subject to Sub-Clause (a) of this Section 12; and (ii) to the extent that a Restructuring Support Party, acting in its capacity as a Qualified Marketmaker, acquires any claim against, or interest in, any PVA Entity from a holder of such claim or interest who is not a Restructuring Support Party, it may transfer (by purchase, sale, assignment, participation, or otherwise) such claim or interest without the requirement that the transferee be or become a Restructuring Support

Party in accordance with this Section 12. For purposes of this Sub-Clause (b), a “Qualified Marketmaker” means an entity that (x) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against, or interests in, the PVA Entities (including debt securities or other debt) or enter with customers into long and short positions in claims against, or interests in, the PVA Entities (including debt securities or other debt), in its capacity as a dealer or market maker in such claims against, or interests in, the PVA Entities, and (y) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

13. Further Acquisition of Claims or Interests. Except as set forth in Section 12, nothing in this Agreement shall be construed as precluding any Restructuring Support Party or any of its affiliates from acquiring additional claims arising from the DIP Financing (the “DIP Claims”), RBL Claims, Note Claims, Penn Virginia’s existing common stock or existing Series A 6% Convertible Perpetual Preferred Stock or Series B 6% Convertible Perpetual Preferred Stock (such common stock and preferred stock, collectively, the “Existing Equity Interests”), or interests in the instruments underlying the DIP Claims, RBL Claims, Note Claims, or Existing Equity Interests; provided, however, that any such additional DIP Claims, RBL Claims, Note Claims, Existing Equity Interests, or interests acquired by any Restructuring Support Party or by any affiliate of a Consenting Noteholder, shall automatically be subject to the terms and conditions of this Agreement and, if such acquiring Restructuring Support Party is a Backstop Party to the terms and conditions of the Backstop Commitment Agreement. Upon any such further acquisition by a Restructuring Support Party or any affiliates of a Consenting Noteholder, such Restructuring Support Party shall promptly notify counsel to Penn Virginia, who will then promptly notify the counsel to the other Restructuring Support Parties.

14. Fees and Expenses. Subject to Section 10, and in accordance with and subject to the DIP Orders and the Approval Order, which orders shall provide for the payment of all of the Fees and Expenses described in this Agreement and the Backstop Commitment Agreement, as applicable, Penn Virginia shall pay or reimburse when due all reasonable and documented fees and expenses (including travel costs and expenses) of the following (regardless of whether such fees and expenses were incurred before or after the Petition Date): (a) Bracewell LLP (“Bracewell”) as primary counsel, one local counsel, and Opportune LLP (“Opportune”) as financial advisor, for all Consenting RBL Lenders; and (b) Milbank, Tweed, Hadley & McCloy LLP (“Milbank”) as primary counsel, one local counsel, W.D. Von Gonten & Co. as engineer consultants, and PJT Partners LP (“PJT”) as financial advisor, for all Consenting Noteholders and Backstop Parties, and Heidrick & Struggles as consultant, retained by Milbank, as counsel to the ad hoc committee of Noteholders, and any such other advisors or consultants as may be reasonably determined by the Consenting Noteholders and Backstop Parties, in consultation with Penn Virginia. Penn Virginia’s payment of fees and expenses owing to Opportune shall be in accordance with that certain Engagement Agreement, dated as of February 1, 2016, between Bracewell and Opportune (the “Opportune Engagement Agreement”). Penn Virginia’s payment of fees and expenses owing to Milbank shall be in accordance with that certain Letter Agreement, dated as of January 20, 2016, between Milbank and an ad hoc committee of certain Noteholders as identified therein (the “Milbank Engagement Agreement”) or pursuant to any

Definitive Document superseding the Milbank Engagement Agreement. Penn Virginia’s payment of fees and expenses owing to PJT shall be in accordance with that certain Letter Agreement, dated as of December 16, 2015, between PJT and Milbank (the “PJT Engagement Agreement”). Each of the Opportune Engagement Agreement, the Milbank Engagement Agreement, and the PJT Engagement Agreement shall continue to be in full force and effect during the pendency of the Chapter 11 Cases and following the Effective Date, unless terminated in accordance with its respective terms.

15. Consents and Acknowledgments.

(a)	Each Party irrevocably acknowledges and agrees that this Agreement is not and shall not be deemed to be a solicitation for acceptances of the Plan. The acceptance of the Plan by each of the Restructuring Support Parties will not be solicited until such Restructuring Support Party has received the Disclosure Statement and Solicitation Materials in accordance with applicable law, and will be subject to sections 1125, 1126, and 1127 of the Bankruptcy Code.

(b)	By executing this Agreement, each Restructuring Support Party (including, for the avoidance of doubt, any entity that may execute this Agreement or a Transferee Joinder after the RSA Effective Date) consents to the PVA Entities’ use of its cash collateral and incurrence of debtor-in-possession financing authorized by the DIP Orders until the occurrence of a Termination Date.

(c)	By executing this Agreement, each Restructuring Support Party (including, for the avoidance of doubt, any entity that may execute this Agreement or a Transferee Joinder after the RSA Effective Date) irrevocably waives any Default or Event of Default as defined under the RBL Credit Facility Agreement or the Indenture, as applicable, that is caused by the PVA Entities’ entry into this Agreement or the other documents related to this Agreement and the transactions contemplated in this Agreement.

16. Representations and Warranties.

(a)	Each Restructuring Support Party hereby represents and warrants on a several and not joint basis for itself and not any other person or entity that the following statements are true, correct, and complete, to the best of its actual knowledge, as of the date hereof:

(i)	it has the requisite organizational power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(ii)	the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part;

(iii)	the execution and delivery by it of this Agreement does not (A) violate its certificates of incorporation, or bylaws, or other organizational documents, or, with respect to each Consenting Noteholder, those of any of its affiliates in any material respect, or (B) result in a breach of, or constitute (with due notice or lapse of time or both) a default (other than, for the avoidance of doubt, a breach or default that would be triggered as a result of the Chapter 11 Cases or any PVA Entity’s undertaking to implement the Restructuring Transactions through the Chapter 11 Cases) under any material contractual obligation to which it or, with respect to each Consenting Noteholder, any of its affiliates is a party;

(iv)	the execution, delivery, and performance by it of this Agreement does not require any registration or filing with, the consent or approval of, notice to, or any other action with any federal, state, or other governmental authority or regulatory body, except (i) any of the foregoing as may be necessary and/or required for disclosure by the Securities and Exchange Commission and applicable state securities or “blue sky” laws, (ii) any of the foregoing as may be necessary and/or required in connection with the Chapter 11 Cases, including the approval of the Disclosure Statement and confirmation of the Plan, (iii) filings of amended certificates of incorporation or articles of formation or other organizational documents with applicable state authorities, and other registrations, filings, consents, approvals, notices, or other actions that are reasonably necessary to maintain permits, licenses, qualifications, and governmental approvals to carry on the business of the PVA Entities, and (iv) any other registrations, filings, consents, approvals, notices, or other actions, the failure of which to make, obtain or take, as applicable, would not be reasonably likely, individually or in the aggregate, to materially delay or materially impair the ability of any Party hereto to consummate the transactions contemplated hereby;

(v)	subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is its legally valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally, or by equitable principles relating to enforceability;

(vi)	solely with respect to each Consenting Noteholder, it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), with sufficient knowledge and experience to evaluate properly the terms and conditions of this Agreement, and has been afforded the opportunity to discuss other information concerning the PVA Entities with the PVA Entities’ representatives, and to consult with its legal and financial advisors with respect to its investment decision to execute this Agreement, and it has made its own analysis and decision to enter into this Agreement;

(vii)	solely with respect to each Consenting Noteholder, it has been advised that (A) the offer and sale of the Reorganized Equity and any rights to acquire New Common Stock (as defined in the Plan) has not been, and will not be, registered under the Securities Act and (B) the offering and issuance of the Reorganized Equity and any rights to acquire Reorganized Equity is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Regulation D thereunder or pursuant to section 1145 of the Bankruptcy Code; and

(viii)	it (A) either (1) is the sole owner of the claims and interests identified below its name on its signature page hereof and in the amounts set forth therein, or (2) has all necessary investment or voting discretion with respect to the principal amount of claims and interests identified below its name on its signature page hereof, and has the power and authority to bind the owner(s) of such claims and interests to the terms of this Agreement; (B) is entitled (for its own accounts or for the accounts of such other owners) to all of the rights and economic benefits of such claims and interests; and (C) to the knowledge of the individuals working on the Restructuring Transactions, does not directly or indirectly own any RBL Claims, Note Claims, or Existing Equity Interests, other than as identified below its name on its signature page hereof.

(b)	Each PVA Entity hereby represents and warrants on a joint and several basis (and not any other person or entity other than the PVA Entities) that the following statements are true, correct, and complete, to the best of its actual knowledge, as of the date hereof:

(i)	it has the requisite corporate or other organizational power and authority to enter into this Agreement and, subject to the approval of the Bankruptcy Court of its assumption, to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(ii)

the execution and delivery of this Agreement and, subject to the approval of the Bankruptcy Court of its assumption, the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part, including approval of each of the independent director(s) or manager(s), as applicable, of each of the corporate entities that comprise the PVA Entities;

(iii)	the execution and delivery by it of this Agreement does not (A) violate its certificates of incorporation, or bylaws, or other organizational documents, or those of any of its affiliates in any material respect, or (B) result in a breach of, or constitute (with due notice or lapse of time or both) a default (other than, for the avoidance of doubt, a breach or default that would be triggered as a result of the Chapter 11 Cases or any PVA Entity’s undertaking to implement the Restructuring Transactions through the Chapter 11 Cases) under any material contractual obligation to which it or any of its affiliates is a party;

(iv)	the execution and delivery by it of this Agreement does not require any registration or filing with, the consent or approval of, notice to, or any other action with any federal, state, or other governmental authority or regulatory body, other than, for the avoidance of doubt, the actions with governmental authorities or regulatory bodies required in connection with implementation of the Restructuring Transactions;

(v)	(A) the offer and sale of the Reorganized Equity and any rights to acquire Reorganized Equity has not been, and will not be, registered under the Securities Act and (B) the offering and issuance of the Reorganized Equity and any rights to acquire Reorganized Equity is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Regulation D thereunder or pursuant to section 1145 of the Bankruptcy Code;

(vi)	subject to the approval of the Bankruptcy Court of its assumption, this Agreement is its legally valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally, or by equitable principles relating to enforceability; and

(vii)	it has sufficient knowledge and experience to evaluate properly the terms and conditions of the Plan and this Agreement, and has been afforded the opportunity to consult with its legal and financial advisors with respect to its decision to execute this Agreement, and it has made its own analysis and decision to enter into this Agreement and otherwise investigated this matter to its full satisfaction.

17. Survival of Agreement. Each of the Parties acknowledges and agrees that this Agreement is being executed in connection with negotiations concerning a possible financial restructuring of the PVA Entities and in contemplation of possible chapter 11 filings by the PVA Entities and the rights granted in this Agreement are enforceable by each signatory hereto without approval of any court, including the Bankruptcy Court.

18. Waiver. If the transactions contemplated herein are or are not consummated, or following the occurrence of a Termination Date, if applicable, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, other than as provided in Section 15, and the Parties expressly reserve any and all of their respective rights. The Parties acknowledge that this Agreement, the Plan, and all negotiations relating hereto are part of a proposed settlement of matters that could otherwise be the subject of litigation. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence, and any other applicable law, foreign or domestic, the Restructuring Term Sheet, this Agreement, the Plan, any related documents, and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

19. Relationship Among Parties. Notwithstanding anything herein to the contrary, the duties and obligations of the Restructuring Support Parties under this Agreement shall be several, not joint. No Party shall have any responsibility by virtue of this Agreement for any trading by any other entity. No prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Agreement. The Parties hereto acknowledge that this agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the PVA Entities and the Restructuring Support Parties do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended. No action taken by any Restructuring Support Party pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Parties that the Restructuring Support Party are in any way acting in concert or as such a “group.”

20. Creditors’ Committee. All Parties agree that they shall not oppose, and nothing in this Agreement shall prohibit, the participation of any of the Consenting Noteholders or the Indenture Trustee on any official committee of unsecured creditors formed in the Chapter 11 Cases. Notwithstanding anything herein to the contrary, if any Consenting Noteholder is appointed to and serves on an official committee of creditors in the Chapter 11 Cases, the terms of this Agreement shall not be construed so as to limit such Consenting Noteholder’s exercise of its fiduciary duties to any person arising from its service on such committee, and any such exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement; provided, that, nothing in this Agreement shall be construed as requiring any Consenting Noteholder to serve on any official committee in any of the Chapter 11 Cases.

21. Specific Performance. It is understood and agreed by the Parties that money damages may be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach of this Agreement, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

22. Governing Law & Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction, except where preempted by the Bankruptcy Code. By its execution and delivery of this Agreement, each Party irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, may be brought in the United States District Court for the Southern District of New York, and by executing and delivering this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, if the Chapter 11 Cases are commenced, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement. By executing and delivering this Agreement, and upon commencement of the Chapter 11 Cases, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of the Bankruptcy Court solely for purposes of any action, suit, proceeding, or other contested matter arising out of or relating to this Agreement, or for recognition or enforcement of any judgment rendered or order entered in any such action, suit, proceeding, or other contested matter.

23. Waiver of Right to Trial by Jury. Each of the Parties waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise, between any of the Parties arising out of, connected with, relating to, or incidental to the relationship established between any of them in connection with this Agreement. Instead, any disputes resolved in court shall be resolved in a bench trial without a jury.

24. Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement is intended to bind and inure to the benefit of each of the Parties and each of their respective permitted successors, assigns, heirs, executors, administrators, and representatives.

25. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary of this Agreement.

26. Notices. All notices (including, without limitation, any notice of termination or breach) and other communications from any Party hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, email, or facsimile to the other Parties at the applicable addresses below, or such other addresses as may be furnished hereafter by notice in writing. Any notice of termination or breach shall be delivered to all other Parties.

(a)	If to any PVA Entity:

Penn Virginia Corporation
Attn: Nancy Snyder
Four Radnor Corporate Center, Suite 200

100 Matsonford Road

Radnor, PA 19087

Tel: (610) 687-8900

Fax: (610) 687-3688

Email: nancy.snyder@pennvirginia.com

With a copy to:

Kirkland & Ellis LLP

Attn: Edward O. Sassower, P.C. and Brian Schartz

601 Lexington Avenue

New York, NY 10022-4611

Tel: (212) 446-4800

Fax: (212) 446-4900

Email: edward.sassower@kirkland.com

            brian.schartz@kirkland.com

Kirkland & Ellis LLP

Attn: Justin Bernbrock and Benjamin Rhode

300 North LaSalle

Chicago, IL 60654

Tel: (312) 862-2000

Fax: (312) 862-2200

Email: justin.bernbrock@kirkland.com

            benjamin.rhode@kirkland.com

(b)	If to the Consenting RBL Lenders:

Bracewell LLP

Attn: Stephanie Song

711 Louisiana Street, Suite 2300

Houston, TX 77002

Tel: (713) 221-1542

Fax: (713) 221-2156

Email: Stephanie.Song@bracewelllaw.com

Bracewell LLP

Attn: Kurt Mayr and David Lawton

185 Asylum Street, 34th Floor

Hartford, CT 06103

Tel: (860) 256-8534

Fax: (860) 760-6528

Email: Kurt.Mayr@bracewelllaw.com

            David.Lawton@bracewelllaw.com

(c)	If to the Consenting Noteholders:

To each Consenting Noteholder at the addresses or e-mail addresses set forth below the Consenting Noteholder’s signature page to this Agreement (or to the signature page to a Joinder Agreement as the case may be)

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn: Samuel Khalil, Brian Kinney, and Bradley Scott Friedman

28 Liberty Street

New York, NY 10005-1413

Tel: (212) 530-5000

Fax: (212) 530-5219

Email: skhalil@milbank.com

            bkinney@milbank.com

            bfriedman@milbank.com

27. Entire Agreement. This Agreement (including the Exhibits and Schedules) constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all prior negotiations, agreements, and understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement.

28. Amendments. Except as otherwise provided herein, this Agreement (including the Exhibits and Schedules) may not be modified, amended, or supplemented without the prior written consent of the PVA Entities and the Required Consenting Creditors; provided, however, that any modification of, amendment or supplement to, any exhibit hereto that materially and adversely affects any Party shall require the prior written consent of each Party so affected; provided, further, that the prior written consent of all Parties shall be required to modify, amend or supplement (a) any of Sections 1, 7, 8, 9, or 28 hereof or (b) the definition of “Majority Consenting RBL Lenders,” “Majority Consenting Noteholders” or “Required Consenting Creditors” herein.

29. Reservation of Rights.

(a)	Except as expressly provided in this Agreement or the Restructuring Term Sheet, including Section 5(a) of this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of any Party to protect and preserve its rights, remedies and interests, including without limitation, its claims against any of the other Parties.

(b)

Without limiting Sub-Clause (a) of this Section 29 in any way, if the Plan is not consummated in the manner set forth, and on the timeline set forth, in this Agreement, or if this Agreement is terminated for any reason, nothing shall be construed herein as a waiver by any Party of any or all of such Party’s rights, remedies, claims, and defenses and the Parties expressly reserve any and all of their respective rights, remedies, claims and defenses, subject to Section 18 of this Agreement. This Agreement, the Plan, and any related document shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

30. Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument, and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

31. Other Support Agreements. Until a Termination Date, no PVA Entity shall enter into any other restructuring support agreement related to a partial or total restructuring of the PVA Entities’ balance sheet unless such support agreement is consistent in all respects with the Restructuring Term Sheet and is reasonably acceptable to the Required Consenting Creditors.

32. Public Disclosure. This Agreement, as well as its terms, its existence, and the existence of the negotiation of its terms are expressly subject to any existing confidentiality agreements executed by and among any of the Parties as of the date hereof; provided, however, that, after the Petition Date, the Parties may disclose the existence of, or the terms of, this Agreement or any other material term of the transaction contemplated herein without the express written consent of the other Parties; provided further, however, that no Party or its advisors shall disclose to any person or entity (including, for the avoidance of doubt, any other Party), other than advisors to the Penn Virginia, the principal amount or percentage of any notes issued under the Indenture held by any of the Consenting Noteholders, in each case, without such Consenting Noteholder’s prior written consent.

33. Headings. The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

34. Interpretation. This Agreement is the product of negotiations among the Parties, and the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement or any portion hereof, shall not be effective in regard to the interpretation hereof.

[Signatures and exhibits follow]

EXECUTED to be effective as of the date first above written.

PEEN VIRGINIA:
PENN VIRGINIA CORPORATION

By: /s/ R. Seth Bullock
Name: R. Seth Bullock
Title: Chief Restructuring officer

PVA ENTITIES:

PENN VIRGINIA HOLDING CORP.

PENN VIRGINIA OIL & GAS CORPORATION

PENN VIRGINIA OIL & GAS GP LLC

PENN VIRGINIA OIL & GAS GP LLC

PENN VIRGINIA MC CORPORATION

PEEN VERGINIA MC ENERGY L.L.C.

PENN VIRGINIA MC OPERATING COMPANY L.L.C.

By: /s/ R. Seth Bullock
Name: R. Seth Bullock
Title: Chief Restructuring Officer

PENN VIRGINIA OIL & GAS, L.P.

By: Penn Virginia Oil & Gas GP LLC, its general partner

By: /s/ R. Seth Bullock
Name: R. Seth Bullock
Title: Chief Restructuring Officer

ANCHORAGE CAPITAL MASTER OFFSHORE, LTD.
By: Anchorage Capital Group, L.L.C., its investment manager

By:	/s/ Natalie A. Birrell
	Name:	Natalie A. Birrell
	Title:	Chief Operating Officer

Holdings:

Holdings:

Holdings:

Holdings:

If to Anchorage Capital Master Offshore, Ltd.:

Anchorage Capital Master Offshore, Ltd.

c/o Anchorage Capital Group, L.L.C

610 Broadway, 6th Floor

New York, NY 10012

Attn: Legal; Operations

Email: legal@anchoragecap.com; ops@anchoragecap.com

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn: Samuel Khalil, Brian Kinney and Bradley Friedman

28 Liberty Street

New York, NY 10005-1413

Tel:     (212) 530-5000

Fax:    (212) 530-5219

Email: skhalil@milbank.com

bkinney@milbank.com

bfriedman@milbank.com

RAPTOR ENERGY, LP By: Anchorage Capital Group, L.L.C., its investment manager

By:	/s/ Natalie A. Birrell
Name:	Natalie A. Birrell
Title	Chief Operating Officer

Holdings:

Holdings:

Holdings:

Holdings:

[Signature Page to Restructuring Support Agreement]

If to Raptor Energy, LP:

Raptor Energy, LP

c/o Anchorage Capital Group, L.L.C

610 Broadway, 6th Floor

New York, NY 10012

Attn: Legal; Operations

Email: legal@anchoragecap.com; ops@anchoragecap.com

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn: Samuel Khalil, Brian Kinney and Bradley Friedman

28 Liberty Street

New York, NY 10005-1413

Tel: (212) 530-5000

Fax: (212) 530-5219

Email: skhalil@milbank.com

            bkinney@milbank.com

            bfriedman@milbank.com

Execution Version

By: Contrarian Capital Management, L.L.C., on behalf of various managed accounts and affiliated entities

By:	/s/ Jon R. Bauer
Name:	Jon R. Bauer
Title:	Managing Member

Holdings:

If to Contrarian Capital Management, L.L.C.:

Contrarian Capital Management, L.L.C.

Attn: Jon Bauer, Graham Morris, & Josh Weisser

411 West Putnam Avenue, Suite 425

Greenwich, CT 06830

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn: Samuel Khalil, Brian Kinney and Bradley Friedman

28 Liberty Street

New York, NY 10005-1413

Tel: (212) 530-5000

Fax: (212) 530-5219

Email: skhalil@milbank.com

            bkinney@milbank.com

            bfriedman@milbank.com

Execution Version

Global Credit Advisers, LLC as investment adviser

By:	/s/ Steven Hornstein
Name:	Steven Hornstein
Title:	Managing Member

Holdings:

Holdings:

Holdings:

Holdings:

If to Global Credit Advisers:

Global Credit Advisers

c/o Dan Kecskes

101 Park Avenue, 26th Floor

New York, NY 10178

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn: Samuel Khalil, Brian Kinney and Bradley Friedman

28 Liberty Street

New York, NY 10005-1413

Tel: (212) 530-5000

Fax: (212) 530-5219

Email: skhalil@milbank.com

            bkinney@milbank.com

            bfriedman@milbank.com

[JOINING PARTY]

By: KLS Diversified Asset Management LP

Name:	/s/ Authorized Signatory

Title:	Managing Partner

Holdings:

Holdings:

Holdings:

Holdings:

If to KLS Diversified:

KLS Diversified

c/o Michael Hanna

452 5th Avenue

22nd Floor

New York, NY 10018

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn: Samuel Khalil, Brian Kinney and Bradley Friedman

28 Liberty Street

New York, NY 10005-1413

Tel: (212) 530-5000

Fax: (212) 530-5219

Email: skhalil@milbank.com

            bkinney@milbank.com

            bfriedman@milbank.com

Execution Version

THE MANGROVE PARTNERS MASTER FUND, LTD.,

By: MANGROVE PARTNERS, its Investment Manager

By:	/s/ Ward Dietrich
	Name:	Ward Dietrich
	Title:	Authorized Person

Holdings:

Holdings:

Holdings:

Holdings:

If to Mangrove Partners:

Mangrove Partners

c/o Mangrove Partners

645 Madison Avenue

14th Floor

New York, NY 10022

212.897.9535

Ops@mangrovepartners.com

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn: Samuel Khalil, Brian Kinney and Bradley Friedman

28 Liberty Street

New York, NY 10005-1413

Tel: (212) 530-5000

Fax: (212) 530-5219

Email: skhalil@milbank.com

            bkinney@milbank.com

            bfriedman@milbank.com

Marathon Asset Management, LP, solely on behalf of certain of its affiliated funds and managed accounts

By:	/s/ PETER COPPA
Name:	PETER COPPA
Title	AUTHORIZED SIGNATORY

Holdings:

Holdings:

Holdings:

Holdings:

[Signature Page to Restructuring Support Agreement]

If to Marathon Asset Management:

Marathon Asset Management

c/o Dan Pine

One Bryant Park

38th Floor

New York, NY 10036

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn: Samuel Khalil, Brian Kinney and Bradley Friedman

28 Liberty Street

New York, NY 10005-1413

Tel: (212) 530-5000

Fax: (212) 530-5219

Email: skhalil@milbank.com

            bkinney@milbank.com

            bfriedman@milbank.com

Strategic Value Special Situations Offshore Fund III-A, L.P.
By: SVP Special Situations III-A LLC, its Investment Manager

By:	/s/ James Dougherty
	Name:	James Dougherty
	Title:	Fund Chief Financial Officer

Holdings:

Holdings:

Holdings:

Holdings:

[Signature Page to Restructuring Support Agreement]

Strategic Value Special Situations Master Fund III, L.P.
By: SVP Special Situations III LLC, its Investment Manager

By:	/s/ James Dougherty
	Name:	James Dougherty
	Title:	Fund Chief Financial Officer

Holdings:

Holdings:

Holdings:

Holdings:

[Signature Page to Restructuring Support Agreement]

Strategic Value Master Fund Ltd.
By: Strategic Value Partners, LLC, its Investment Manager

By:	/s/ James Dougherty
	Name:	James Dougherty
	Title:	Fund Chief Financial Officer

Holdings:

Holdings:

Holdings:

Holdings:

[Signature Page to Restructuring Support Agreement]

If to Strategic Value Partners:

Strategic Value Partners

c/o General Counsel’s Office

100 West Putnam Avenue, 2nd Floor

Greenwich, CT 06830

Email: legalnotices @svpglobal.com

Fax: 203-618-3501

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn: Samuel Khalil, Brian Kinney and Bradley Friedman

28 Liberty Street

New York, NY 10005-1413

Tel:	(212) 530-5000
Fax:	(212) 530-5219
Email:	skhalil@milbank.com
bkinney@milbank.com
bfriedman@milbank.com

Recipient: Certain Funds and Accounts that are Consenting Noteholders and advised by T. Rowe Price Associates, Inc., severally and not jointly

By: T. Rowe Price Associates, Inc., as investment adviser

By:	/s/ Mark Vaselkik
	Name:	Mark Vaselkik
	Title:	Portfolio Manager

By:	/s/ Rodney M. Rayburn
	Name:	Rodney M. Rayburn
	Title:	Vice President

[Signature Page to Restructuring Support Agreement]

If to T. Rowe Price Associates, Inc.:

T. Rowe Price Associates, Inc.

c/o Andrew Baek

Vice President, Senior Legal Counsel

100 East Pratt Street

Mail Code BA-1020

Baltimore, MD 21202

Direct: 410-345-2090

Fax:    410-345-6575

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn:	Samuel Khalil, Brian Kinney and Bradley Friedman

28 Liberty Street

New York, NY 10005-1413

Tel:	(212) 530-5000
Fax:	(212) 530-5219
Email:	skhalil@milbank.com
bkinney@milbank.com
bfriedman@milbank.com

[JOINING PARTY]

FRANKLIN ADVISORS, INC., as investment manager on behalf of certain funds

By:	/s/ Glenn Voyles
Name:	Glenn Voyles
Title:	VP / Director of Portfolio Management

Holdings:

Holdings:

Holdings:

Holdings:

Address for Notices:

1 Franklin Pkwy, San Mateo, CA 94403

Attn: Chris Chen

Telephone Number: (650) 312-3341

Email Address: chris.chen@franklintempleton.com

Notwithstanding anything to the contrary in the Restructuring Support Agreement, the Supporting Party shall vote all of its claims against, or interests in, as applicable, the Debtors now owned by the Supporting Party as set forth on this signature page or hereafter acquired (or for which the Supporting Party now has or hereafter acquires voting control over), to the extent permitted under its applicable investment guidelines in effect as of the date hereof, to accept the Plan in accordance with the applicable procedures set forth in the Disclosure Statement and the Solicitation Materials, as approved consistent with the Bankruptcy Code upon receipt of Solicitation Materials approved by the Bankruptcy Court. In addition, notwithstanding anything to the contrary in the Restructuring Support Agreement, the Supporting Party shall, in the context of a solicitation on the Plan, vote all claims set forth on this signature page, either beneficially owned by the Supporting Party or for which it is the nominee, investment manager, or advisor for beneficial holders thereof, to the extent permitted under applicable investment guidelines in effect as of the date hereof, in favor of the Plan in accordance with the applicable procedures set forth in the Disclosure Statement and accompanying voting materials, and return a duly-executed ballot in connection therewith no later than the deadline for voting on the Plan (except to the extent that the terms of such Plan are inconsistent with the terms contained in the Restructuring Term Sheet attached to the Restructuring Support Agreement). The Debtors acknowledge and agree that the foregoing provisions supersede anything to the contrary in the Restructuring Support Agreement. As of the date hereof, the Supporting Party acknowledges and agrees that all of its claims against, or interests in, as applicable, the Debtors set forth on this signature page can be voted in favor of the Plan as contemplated by the Restructuring Support Agreement.

If to Franklin Advisors, Inc.:

Franklin Advisors, Inc.

c/o Chris Chen

1 Franklin Parkway, San Mateo, CA 94403

Direct: 650-312-3341

Email: chris.chen@franklintempleton.com

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn:	Samuel Khalil, Brian Kinney and Bradley Friedman

28 Liberty Street

New York, NY 10005-1413

Tel:	(212) 530-5000
Fax:	(212) 530-5219
Email:	skhalil@milbank.com
bkinney@milbank.com
bfriedman@milbank.com

Execution Version

Pine River Baxter Fund Ltd.

By: Pine River Capital Management L.P. Its: Investment Manager

By:	/s/ Tim O’Brien
Name:	Tim O’Brien
Title:	General Counsel and Co-Chief Operating Officer

Holdings:

Holdings:

Holdings:

Holdings:

Execution Version

Pine River Fixed Income Master Fund Ltd.

By: Pine River Capital Management L.P. Its: Investment Manager

By:	/s/ Tim O’Brien
Name:	Tim O’Brien
Title:	General Counsel and Co-Chief Operating Officer

Holdings:

Holdings:

Holdings:

Holdings:

Execution Version

Pine River Master Fund Ltd.

By: Pine River Capital Management L.P. Its: Investment Manager

By:	/s/ Tim O’Brien
Name:	Tim O’Brien
Title:	General Counsel and Co-Chief Operating Officer

Holdings:

Holdings:

Holdings:

Holdings:

Execution Version

LMA SPC for and on behalf of MAP 89 Segregated Portfolio

By: Pine River Capital Management L.P. Its: Investment Manager

By:	/s/ Tim O’Brien
Name:	Tim O’Brien
Title:	General Counsel and Co-Chief Operating Officer

Holdings:

Holdings:

Holdings:

Holdings:

If to Pine River Capital Management, L.P.:

c/o Pine River Capital Management L.P.

601 Carlson Parkway, 7th Floor

Minnetonka, MN 55305

Attn: Legal Department

Fax: (612) 238-3301

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn:	Samuel Khalil, Brian Kinney and Bradley Friedman

28 Liberty Street

New York, NY 10005-1413

Tel:	(212) 530-5000
Fax:	(212) 530-5219
Email:	skhalil@milbank.com
bkinney@milbank.com
bfriedman@milbank.com

AMTRUST INTERNATIONAL INSURANCE, LTD.

By:	/s/ Stephen Unger
	Name:	StephenUnger
	Title:	Securities

Holdings:

Holdings:

Holdings:

Holdings:

[Signature Page to Restructuring Support Agreement]

If to AmTrust International Insurance, Ltd.:

AmTrust Financial Services Inc.

c/o Lawrence A. Heller and Harry Schlachter

59 Maiden Lane, 43rd Floor

New York, NY 10038

Email: lawrence.heller@amtrustgroup.com

Email: harry.schlachter@amtrustgroup.com

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn:	Samuel Khalil, Brian Kinney and Bradley Friedman

28 Liberty Street

New York, NY 10005-1413

Tel:	(212) 530-5000
Fax:	(212) 530-5219
Email:	skhalil@milbank.com
bkinney@milbank.com
bfriedman@milbank.com

NAT GEN RE LTD.

By:	/s/ Peter Randall
	Name:	Peter Randall
	Title:	COO and Treasurer

Holdings:

Holdings:

Holdings:

Holdings:

[Signature Page to Restructuring Support Agreement]

If to National General:

AmTrust Financial Services Inc.

c/o Jeffrey Weissman, Daron Skipper, and Susan Eylward

59 Maiden Lane, 43rd Floor

New York, NY 10038

Email: Jeffrey.weissmann@ngic.com

Email: susan.eylward@ngic.com

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn:	Samuel Khalil, Brian Kinney and Bradley Friedman

28 Liberty Street

New York, NY 10005-1413

Tel:	(212) 530-5000
Fax:	(212) 530-5219
Email:	skhalil@milbank.com
bkinney@milbank.com
bfriedman@milbank.com

Wexford Spectrum Investors LLC

By:	/s/ Dante Domenichelli
Name: Dante Domenichelli
Title: Vice President & Secretary

Holdings:

Holdings:

Holdings:

Holdings:

[Signature Page to Restructuring Support Agreement]

Wexford Catalyst Investors LLC

By:	/s/ Dante Domenichelli
Name: Dante Domenichelli
Title: Vice President & Secretary

Holdings:

Holdings:

Holdings:

Holdings:

[Signature Page to Restructuring Support Agreement]

Debello Investors LLC

By:	/s/ Dante Domenichelli
Name: Dante Domenichelli
Title: Vice President & Secretary

Holdings:

Holdings:

Holdings:

Holdings:

[Signature Page to Restructuring Support Agreement]

If to Wexford Capital LP:

Wexford Capital LP

c/o Daniel J. Weiner and Marc McCarthy

411 West Putnam Avenue

Greenwich, CT 06830

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn: Samuel Khalil, Brian Kinney and Bradley Friedman

28 Liberty Street

New York, NY 10005-1413

Tel: (212) 530-5000

Fax: (212) 530-5219

Email: skhalil@milbank.com

            bkinney@milbank.com

            bfriedman@milbank.com

Execution Version

By:	/s/ Tim Lang

Name:	Tim Lang

Title:	Authorized Trader, Grantham, Mayo, Van Otterloo & Co., LLC, investment manager of GMO Credit Opportunities Fund, L.P.

Holdings:

If to Grantham, Mayo, Van Otterloo & Co. LLC:

Grantham, Mayo, Van Otterloo & Co. LLC

c/o Kevin O’Brien and Jon Roiter

40 Rowes Wharf

Boston, MA 02110

Phone: 617-346-7518

Fax: 617-849-7243

Email: kevin.o’brien@gmo.com

Email: jon.roiter@gmo.com

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn: Samuel Khalil, Brian Kinney and Bradley Friedman

28 Liberty Street

New York, NY 10005-1413

Tel: (212) 530-5000

Fax: (212) 530-5219

Email: skhalil@milbank.com

            bkinney@milbank.com

            bfriedman@milbank.com

Execution Version

By:	J.P. MORGAN INVESTMENT MANAGEMENT, INC. AS INVESTMENT MANAGER AND AGENT FOR CERTAIN CLIENT ACCOUNTS

Name:	Alexander P. Sammarco

Title:	Executive Director

Holdings:

Holdings:

Holdings:

Holdings:

By:	J.P. MORGAN CHASE BANK, N.A. AS TRUSTEE FOR CERTAIN CLIENT ACCOUNTS

Name:	Alexander P. Sammarco

Title:	Executive Director

Holdings:

Holdings:

Holdings:

Holdings:

If to JP Morgan Asset Management:

J.P. Morgan Asset Management

Attn: Alexander Sammarco

Cc: Jim Shanahan and Laurie Whipkey

8044 Montgomery Road, Suite 555

Cincinnati, Ohio 45236

Phone: 513-699-4417

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn: Samuel Khalil, Brian Kinney and Bradley Friedman

28 Liberty Street

New York, NY 10005-1413

Tel: (212) 530-5000

Fax: (212) 530-5219

Email: skhalil@milbank.com

            bkinney@milbank.com

            bfriedman@milbank.com

WELLS FARGO BANK, NATIONAL ASSOCIATION,

By:	/s/ Bryan M. McDavid

Name:	Bryan M. McDavid

Title:	Director

ROYAL BANK OF CANADA,

By:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	Authorized Signatory

BANK OF AMERICA, N.A.,

GBAM Special Assets Group

By:	/s/ Edna Aguilar Mitchell
Name:	Edna Aguilar Mitchell
Title:	Director

SCOTIABANC INC.,

By:	/s/ J.F. Todd
Name:	J.F. Todd
Title:	Managing Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

By:	/s/ Didier Siffer
Name:	Didier Siffer
Title:	Authorized Signatory

By:	/s/ Laura Katherine Schembri
Name:	Laura Katherine Schembri
Title:	Authorized Signatory

BRANCH BANKING AND TRUST COMPANY,

By:	/s/ David A. White
Name:	David A. White
Title:	Senior Vice President

BARCLAYS BANK PLC,

By:	/s/ Vanessa Kurbatskiy
Name:	Vanessa Kurbatskiy
Title:	Vice President

COMERICA BANK,

By:	/s/ Barry Carroll
Name:	Barry Carroll
Title:	Vice President

SOCIÉTÉ GÉNÉRALE,

By:	/s/ Max Sonnonstine
Name:	Max Sonnonstine
Title:	Director

CAPITAL ONE, NATIONAL ASSOCIATION,

By:	/s/ Laurel Varney
Name:	Laurel Varney
Title:	Vice President

SUNTRUST BANK,

By:	/s/ William S. Krueger
Name:	William S. Krueger
Title:	First Vice President

SANTANDER BANK, N.A.,

By:	/s/ Mark Connelly
Name:	Mark Connelly
Title:	Senior Vice President

By:	/s/ David O’Driscoll
Name:	David O’Driscoll
Title:	Senior Vice President

Exhibit A to the Restructuring Support Agreement

Restructuring Term Sheet

Execution Version

PENN VIRGINIA CORPORATION

RESTRUCTURING TERM SHEET

May 10, 2016

Material Terms of the Restructuring

Term	Description

Overview of the Restructuring

This term sheet (this “Term Sheet’’) contemplates a comprehensive restructuring of the PVA Entities’ balance sheet (the “Restructuring”). The Restructuring will be executed pursuant to a “prearranged” chapter 11 plan of reorganization (the “Plan”) to be confirmed by the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”). To effectuate the Restructuring, certain parties (collectively, the “Restructuring Support Parties”) have entered into a restructuring support agreement (the “RSA”),[1] to which this term sheet is attached as Exhibit A.

The Restructuring will be financed by (i) consensual use of cash collateral, including $6 million funded from the termination of certain of Penn Virginia’s swap contracts in accordance with the RBL Amendment; (ii) a new-money, $25 million investment in the form of DIP financing substantially on the terms set forth in the term sheet attached to the RSA as Exhibit B; and (iii) a $50 million rights offering (the “Rights Offering”) that is backstopped by certain Noteholders (in their capacity as such, the “Backstop Parties”) substantially on the terms set forth in the Backstop Commitment Agreement attached to the RSA as Exhibit C and in accordance with the rights offering procedures attached as an exhibit to the Backstop Commitment Agreement. All of the Backstop Parties’ obligations under the Backstop Commitment Agreement are subject to the entry of the Approval Order. On the Effective Date, the PVA Entities will enter into a new reserve-based lending facility credit agreement on the terms reflected on the term sheet attached to the RSA as Exhibit D, and the commitment letter and the related fee letter attached to the RSA as Exhibit E.

Backstop Commitment Agreement	The Backstop Commitment Agreement shall provide for a premium of 6% of the $50 million committed amount (the “Commitment Premium”) and a discount of 25% to total settled plan equity value of $125 million. The Commitment Premium will be fully earned and nonrefundable upon entry of the Approval Order and payable in shares of New Common Stock, unless the Backstop Commitment Agreement is terminated in connection with a breach by Penn Virginia or any PVA Entity, an Alternative Transaction, or Penn Virginia’s entry into an Alternative Transaction during a 12-month tail period; in any of the foregoing cases, the Backstop Parties shall be entitled to a termination fee of 4% of the $50 million committed amount, which fee shall be paid in cash. The Backstop Commitment Agreement also shall provide for the PVA Entities to pay for the reasonable and documented fees of all of the professionals, advisors, and consultants retained by the Backstop Parties, and filing fees required by antitrust laws, subject to entry of the Approval Order.

[1]	Capitalized terms used but not defined in this Term Sheet have the meanings given to such terms in the RSA.

Milestones	The Restructuring will be achieved in accordance with the following milestones (collectively, the “Milestones”):[2]

•    no later than 8:00 a.m. (prevailing Eastern Time) on May 12, 2016, the PVA Entities shall commence the Chapter 11 Cases by filing bankruptcy petitions with the Bankruptcy Court (such filing date, the “Petition Date”);

• on, or no later than 24 hours after, the Petition Date, the Debtors shall file with the Bankruptcy Court a motion seeking entry of the Interim DIP Order and the Final DIP Order;

•    no later than three days after the Petition Date, the PVA Entities shall file with the Bankruptcy Court (i) the Plan and related disclosure statement (the “Disclosure Statement”) and (ii) a motion seeking entry of an order approving the PVA Entities’ assumption of the RSA and the Backstop Commitment Agreement (the “Approval Motion”);

• no later than three days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order;

•    no later than fifteen days after the Petition Date, the PVA Entities shall file with the Bankruptcy Court (i) a motion to establish a bar date for filing proofs of claim and (ii) the schedules of assets and liabilities and statements of financial affairs for each PVA Entity;

•    no later than thirty days after the Petition Date, (i) the Bankruptcy Court shall have entered the Final DIP Order, (ii) the Bankruptcy Court shall have entered an order (the “Approval Order”) granting the Approval Motion, and (iii) the PVA Entities shall have delivered a proposal with regard to the treatment of material contracts to the Majority Consenting Noteholders;

•    no later than forty-five days after the Petition Date, the Bankruptcy Court shall have entered an order (the “Disclosure Statement Order”) approving the adequacy of the Disclosure Statement and related solicitation procedures (including the Rights Offering Procedures);

• no later than forty-five days after the entry of the Disclosure Statement Order, the Bankruptcy Court shall commence a hearing to confirm the Plan (the “Confirmation Hearing”);

• no later than five days after the commencement of the Confirmation Hearing, the Bankruptcy Court shall enter an order (the “Confirmation Order”) confirming the Plan; and

•    no later than twenty-five days after entry of the Confirmation Order, the PVA Entities shall consummate the transactions contemplated by the Plan (the date of such consummation, the “Effective Date”).

Conditions Precedent to Emergence	The occurrence of the Effective Date will be subject to the following conditions precedent:
• the RSA shall not have been terminated and remains in full force and effect;

• entry of the Interim DIP Order and the Final DIP Order;

• entry of the Disclosure Statement Order;

[2]	For the avoidance of doubt, the computation of dates and deadlines set forth herein shall be in accordance with Rule 9006(a) of the Federal Rules of Bankruptcy Procedure.

2

• entry of the Confirmation Order;

•     the PVA Entities shall not be in default under the debtor-in-possession credit agreement (the “DIP Credit Agreement”) or the DIP Orders (or, to the extent that the PVA Entities have been in default or are in default on the proposed Effective Date, such default shall have been waived by the lenders thereunder or cured by the PVA Entities in a manner consistent with the DIP Credit Agreement and/or the DIP Orders);

• entry into the Exit Facility (with all conditions precedent thereto having been satisfied or waived);

• the Backstop Commitment Agreement shall not have been terminated and remains in full force and effect (with all conditions precedent thereto having been satisfied or waived);

•     solely to the extent not in violation or breach of the Exit Facility, establishment of a professional fee escrow funded in the amount of estimated (with the reasonable consent of the Required Consenting Creditors, which consent shall not be unreasonably withheld) accrued but unpaid professional fees incurred by the PVA Entities during the Chapter 11 Cases; and

• all requisite governmental authorities and third parties will have approved or consented to the Restructuring, to the extent required.

Status Upon Emergence	The PVA Entities shall use commercially reasonable efforts to prepare to be a publicly listed company shortly after the Effective Date, provided, however, that any such decision of publicly listing the new equity in reorganized Penn Virginia Corporation (the “New Common Stock”) on such an exchange will be determined by the New Board (as defined below). In addition, the PVA Entities shall use commercially reasonable efforts to quote the New Common Stock on the OTC Markets Group Inc. electronic interdealer quotation system, including OTCQX, OTCQB and OTC Pink, or any similar quotation system or association promptly after the Effective Date.

Registration Rights	Customary for any Backstop Party to the extent it receives any “restricted” or “control” New Common Stock under the Securities Act of 1933, as amended.

Rights Offering	As set forth in the Rights Offering Procedures, the Rights Offering shall be a private placement conducted pursuant to section 4(a)(2) of the Securities Act of 1933, as amended.

Releases	The exculpation provisions, the Debtor releases, and the “Third-Party” releases to be included in the Plan will be as set forth on Exhibit 1 attached hereto in all material respects.

The Consenting RBL Lenders, Consenting Noteholders, DIP Lenders, Backstop Parties, and Exit Facility Lenders, will, pursuant to the RSA, agree not to “opt out” of the consensual “third party” releases, including those granted to the PVA Entities’ current and former officers, directors, and employees.

Employee Matters	Matters with respect to management and employees in connection with the Restructuring will be addressed in accordance with the term sheet set forth on Exhibit 2 attached hereto.

New Board	Reorganized Penn Virginia’s board of directors (the “New Board”) will be chosen by the Majority Consenting Noteholders and identified at or prior to the Confirmation Hearing.

3

Indemnification Obligations	The PVA Entities’ indemnification obligations in place as of the Effective Date, whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, management or indemnification agreements, employment contracts, or otherwise, for the directors and the officers that are currently employed by, or serving on the Board of Directors of, any of the PVA Entities (including with respect to H. Baird Whitehead in his former capacity as an employee of the PVA Entities, including as Chief Executive Officer of Penn Virginia, and in his current capacity as a director of Penn Virginia), as of the Petition Date, shall be assumed pursuant to the Plan.

Release of Avoidance Actions	Subject to diligence by the advisors to the Consenting Noteholders and the PVA Entities completed prior to the Petition Date, any and all actual or potential claims and causes of action to avoid a transfer of property or an obligation incurred by the Debtors arising under chapter 5 of the Bankruptcy Code, including sections 544, 545, 547, 548, 549, 550, 551, and 553(b) of the Bankruptcy Code (collectively, the “Avoidance Actions”) shall be released pursuant to the Plan, except for Avoidance Actions brought as counterclaims, offsets, or defenses to claims asserted against the PVA Entities or in the exercise of the rights of any PVA Entity under section 502(d) of the Bankruptcy Code; provided, that, such exception shall not apply to any claims asserted against the PVA Entities by the RBL Lenders in their capacities as such.

Business Plan	The PVA Entities shall operate their businesses in accordance with a business plan, agreed to by and among the Consenting RBL Lenders, the Consenting Noteholders, and the Backstop Parties on or before the Petition Date.

Treatment of Claims and Interests Under the Plan

Claim	Proposed Treatment

Administrative and Priority Claims	Paid in full, in cash on the Effective Date, or as otherwise determined in the discretion of the reorganized PVA Entities.

DIP Claims	DIP Claims (other than claims under any DIP hedges that have not been terminated prior to the Effective Date) shall be paid in cash in full, funded from cash on hand and proceeds of the Exit Facility and the Rights Offering, on the Effective Date.

Other Secured Debt	Unimpaired under the Plan.

RBL Claims	To the extent not paid pursuant to the DIP Credit Agreement, paid in full in cash, funded from cash on hand and proceeds of the Exit Facility and the Rights Offering, on the Effective Date.

Notes Claims	Convert into an aggregate of 100% of the New Common Stock on the Effective Date (on a pro rata basis with holders of Allowed Notes Claims and Allowed General Unsecured Claims), subject to dilution on account of the Management Incentive Plan Equity, any fees payable in New Common Stock under the terms of the Backstop Commitment Agreement (including the Commitment Premium), and the New Common Stock issued in the Rights Offering. Additionally, each holder of an allowed Note Claim shall be entitled to participate in the Rights Offering in accordance with the Backstop Commitment Agreement, the RSA, the Plan, and the Rights Offering Procedures.

4

General Unsecured Claims	Convert into an aggregate of 100% of the New Common Stock on the Effective Date (on a pro rata basis with holders of Allowed General Unsecured Claims and Allowed Notes Claims), subject to dilution on account of the Management Incentive Plan Equity, any fees payable in New Common Stock under the terms of the Backstop Commitment Agreement (including the Commitment Premium), and the New Common Stock issued in the Rights Offering.

Existing Equity Interests	No recovery and shall be cancelled, extinguished, and discharged.

*    *    *    *

5

Exhibit 1 to Term Sheet

Release and Exculpation Provisions to be Included in the Plan

Defined Terms

1.	“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

2.	“Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, actions, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, and 547 through and including 553 of the Bankruptcy Code.

3.	“Backstop Commitment Agreement” means the Backstop Commitment Agreement attached as Exhibit C to the Restructuring Support Agreement pursuant to which the Backstop Parties have agreed to backstop the Rights Offering.

4.	“Backstop Parties” means certain Noteholders that have agreed to backstop the Rights Offerings and are signatories to the Backstop Commitment Agreement, solely in their capacities as such.

5.	“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as may be amended from time to time.

6.	“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia (Richmond Division) or another court having jurisdiction over the Chapter 11 Cases.

7.	“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court.

8.	“Causes of Action” means any and all claims, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims (including all claims and any avoidance, recovery, subordination, or other actions against insiders and/or any other Entities under the Bankruptcy Code) of any of the Debtors and/or the Debtors’ estates, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, that are or may be pending on the Effective Date or commenced by the Reorganized Debtors after the Effective Date against any Entity, based in law or equity, including under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

9.	“Chapter 11 Cases” means the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

10.	“Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

11.	“Class” means a category of holders of Claims or Interests under section 1122(a) of the Bankruptcy Code.

12.	“Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

13.	“Confirmation Hearing” means the hearing(s) before the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order.

14.	“Confirmation Order” means a Final Order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1

15.	“Consenting Noteholders” means each Noteholder that is party to the Restructuring Support Agreement, solely in its capacity as such.

16.	“Consenting RBL Lenders” means each RBL Lender that is party to the Restructuring Support Agreement, solely in its capacity as such.

17.	“Consummation” means the occurrence of the Effective Date.

18.	“Debtors” means, collectively, each of the following: Penn Virginia Corporation; Penn Virginia Holding Corp.; Penn Virginia MC Corporation; Penn Virginia MC Energy L.L.C.; Penn Virginia MC Operating Company L.L.C.; Penn Virginia Oil & Gas Corporation; Penn Virginia Oil & Gas GP LLC; Penn Virginia Oil & Gas LP LLC; and Penn Virginia Oil & Gas, L.P.

19.	“DIP Agent” means Wells Fargo Bank, N.A., or any successor thereto, as administrative agent under the DIP Facility, solely in its capacity as such.

20.	“DIP Credit Agreement” means that certain senior secured debtor-in-possession credit agreement, dated as of May 11, 2016, as amended, restated, modified, supplemented, or replaced from time to time in accordance with its terms, by and among the Debtors, the DIP Lenders, and the DIP Agent.

21.	“DIP Facility” means that certain $25 million debtor-in-possession financing facility provided by the DIP Lenders on the terms of, and subject to the conditions set forth in, the DIP Credit Agreement.

22.	“DIP Lenders” means each of the lenders and their Affiliates under the DIP Facility, solely in their capacity as such.

23.	“Disclosure Statement” means the Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and its Debtor Affiliates [Docket No. ], dated as of May 12, 2016, as may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law, in form and substance reasonably acceptable to the Required Consenting Creditors.

24.	“Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Section 9.1 of the Plan have been satisfied or waived in accordance with Section 9.2 of the Plan.

25.	“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

26.	“Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

27.	“Exculpated Parties” means each of the following, solely in its capacity as such: (i)(a) the Debtors; (b) the Reorganized Debtors, and (c) with respect to each of the foregoing parties in clauses (i)(a) and (i)(b), each of such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, principals, members, employees, predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals; and (ii)(a) the RBL Lenders; (b) the Noteholders; (c) the DIP Lenders; (d) the DIP Hedge Lenders; (e) the Backstop Parties; (f) the Exit Facility Lenders; (g) the Indenture Trustee; (h) the RBL Agent; (i) the DIP Agent; (j) the Exit Facility Agent; (k) the Consenting Noteholders; (l) the Consenting RBL Lenders; and (m) with respect to each of the foregoing parties in clauses (ii)(a) through (ii)(l), each of such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, principals, members, employees, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals.

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28.	“Exit Facility” means the new reserve-based lending facility credit agreement to be entered into by the Reorganized Debtors on the terms set forth in the Exit Facility Term Sheet and the Exit Commitment Letters attached to the Restructuring Support Agreement as Exhibit D and Exhibit E, respectively.

29.	“Exit Facility Agent” means the administrative agent and collateral agent under the Exit Facility, or any successor thereto, solely in its capacity as such.

30.	“Exit Commitment Letters” means the commitment letter attached to the Restructuring Support Agreement as Exhibit E and related fee letters with respect thereto setting forth the Exit Facility Lenders’ commitment to provide the Exit Facility and the fees related thereto.

31.	“Exit Facility Lenders” means each of the lenders and their Affiliates under the Exit Facility, solely in their capacity as such.

32.	“Exit Facility Term Sheet” means the term sheet attached to the Restructuring Support Agreement as Exhibit D setting forth the terms and conditions of the Exit Facility.

33.	“Indenture” means that certain Senior Indenture, dated as of June 15, 2009, as amended, restated, modified, supplemented, or replaced from time to time prior to the Petition Date, for the 7.250% Senior Notes due 2019 and the 8.500% Senior Notes due 2020 among Penn Virginia, each of the guarantors party thereto, and the Indenture Trustee.

34.	“Indenture Trustee” means Wilmington Savings Fund Society, FSB, or any successor thereto, as trustee under the Indenture.

35.	“Intercompany Interest” means, other than an Interest in Penn Virginia, an Interest in one Debtor or Non Debtor Subsidiary held by another Debtor.

36.	“Interest” means the common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor, including, without limitation, the Preferred Stock, and the Penn Virginia Common Stock, and options, warrants, rights, or other securities or agreements to acquire the common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (whether or not arising under or in connection with any employment agreement), including any Claim against the Debtors that is subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing, provided, however, that the term “Interests” shall not include the Intercompany Interests.

37.	“Notes” means the 7.250% Senior Notes due 2019 and the 8.500% Senior Notes due 2020, in each case issued pursuant to the Indenture.

38.	“Noteholders” means holders of the Notes, solely in their capacity as such.

39.	“Penn Virginia” means Penn Virginia Corporation, a Virginia corporation, the ultimate parent of each of the Debtors and the predecessor to Reorganized Penn Virginia.

40.	“Penn Virginia Common Stock” means Penn Virginia’s authorized and issued common stock outstanding as of the Effective Date.

41.	“Petition Date” means the date on which each of the Debtors filed its respective petition for relief commencing the Chapter 11 Cases.

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42.	“Plan” means this chapter 11 plan, as it may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and the Restructuring Support Agreement, including the Plan Supplement and all exhibits, supplements, appendices, and schedules.

43.	“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan (as amended, supplemented, or modified from time to time in accordance with the terms hereof, the Bankruptcy Code, the Bankruptcy Rules, and the Restructuring Support Agreement), to be Filed by the Debtors no later than 14 days before the Confirmation Hearing, and additional documents or amendments to previously Filed documents, Filed before the Effective Date as amendments to the Plan Supplement, including the following, as applicable: (a) the Exit Facility Documents; (b) the New Organizational Documents; (c) a list of retained Causes of Action; (d) the New Shareholders’ Agreement; (e) the Description of Transaction Steps; (f) the Registration Rights Agreement; (g) the Schedule of Assumed Executory Contracts and Unexpired Leases; (h) the Schedule of Rejected Executory Contracts and Unexpired Leases; (i) the Backstop Commitment Agreement, including all exhibits and schedules thereto; and (j) any and all other documentation necessary to effectuate the Restructuring Transactions or that is contemplated by the Plan. The Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement through the Effective Date consistent with the Restructuring Support Agreement.

44.	“Preferred Stock” means all issuances of preferred stock issued by any of the Debtors prior to the Petition Date, including: (a) the Series A 6% Convertible Perpetual Preferred Stock; and (b) the Series B 6% Convertible Perpetual Preferred Stock.

45.	“RBL Agent” means Wells Fargo Bank, N.A., or any successor thereto, as administrative agent under the RBL Credit Agreement, in its capacity as such.

46.	“RBL Credit Agreement” means that certain Credit Agreement, dated as of September 28, 2012, as amended, restated, modified, supplemented, or replaced from time to time prior to the Petition Date, by and among Penn Virginia Holding Corporation, as borrower, Penn Virginia, as parent, each of the guarantors party thereto, the RBL Agent, and the RBL Lenders.

47.	“RBL Lenders” means the lenders and their Affiliates party to the RBL Credit Agreement, in their capacities as such.

48.	“Released Parties” means each of the following, solely in its capacity as such: (i)(a) the Debtors; (b) the Reorganized Debtors, and (c) with respect to each of the foregoing parties in clauses (i)(a) and (i)(b), each of such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, principals, members, employees, predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals; and (ii)(a) the RBL Lenders; (b) the Noteholders; (c) the DIP Lenders; (d) the DIP Hedge Lenders (e) the Backstop Parties; (f) the Exit Facility Lenders; (g) the Indenture Trustee; (h) the RBL Agent; (i) the DIP Agent; (j) the Exit Facility Agent; (k) the Consenting Noteholders; (k) the Consenting RBL Lenders; and (l) with respect to each of the foregoing parties in clauses (ii)(a) through (ii)(k), each of such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, principals, members, employees, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals; provided, however, that any holder of a Claim or Interest that opts out of the releases contained in, or otherwise objects to, the Plan shall not be a “Released Party.”

49.	“Releasing Parties” means collectively, and in each case solely in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the RBL Lenders; (d) the DIP Hedge Lenders (e) the Noteholders; (f) the DIP Lenders; (g) the Backstop Parties; (h) the Exit Facility Lenders; (i) the Indenture Trustee; (j) the RBL Agent; (k) the DIP Agent; (l) the Exit Facility Agent; (m) all holders of Claims and Interests that are deemed to accept the Plan; (n) all holders of Claims who vote to accept the Plan; (o) all holders of Claims

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in voting Classes who abstain from voting on the Plan and who do not opt out of the releases provided by the Plan; and (p) with respect to the foregoing clauses (a) through (o), each such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, principals, members, employees, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals; provided, however, that any holder of a Claim that opts out of the releases contained in the Plan shall not be a “Releasing Party.”

50.	“Reorganized Debtor” means a Debtor, or any successor thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

51.	“Reorganized Penn Virginia” means Penn Virginia, or any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

52.	“Restructuring Support Agreement” means that certain restructuring support agreement, dated May 10, 2016, by and among the Debtors and the Restructuring Support Parties, including all exhibits thereto.

53.	“Restructuring Support Parties” means, collectively, the Consenting Noteholders, the Consenting RBL Lenders, the DIP Lenders, and the Backstop Parties, in each case, that are party to the Restructuring Support Agreement.

54.	“Restructuring Term Sheet” means the term sheet attached as Exhibit A to the Restructuring Support Agreement setting forth the terms and conditions of the Debtors’ comprehensive balance sheet restructuring.

55.	“Rights Offering” means the rights offering that is backstopped by the Backstop Parties in connection with the Restructuring Transactions pursuant to the Backstop Commitment Agreement and in accordance with the Rights Offerings Procedures (including the Subscription Agreement).

Releases by the Debtors

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Action brought as counterclaims or defenses to Claims asserted against the Debtors), the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Rights Offering, the DIP Facility, the Exit Facility, the DIP Credit Agreement, the Backstop Commitment Agreement, the Exit Commitment Letters, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or (b) any individual from any claim related to an act or omission that is determined in a Final Order by a court competent jurisdiction to have constituted actual fraud or willful misconduct.

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Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims released by the Debtor Release; (3) in the best interests of the Debtors and all holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

Releases by Holders of Claims and Interests

Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Rights Offering, the DIP Facility, the Exit Facility, the DIP Commitment Letters, the Backstop Commitment Agreement, the Exit Commitment Letters, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or (b) any individual from any claim related to an act or omission that is determined in a Final Order by a court competent jurisdiction to have constituted actual fraud or willful misconduct.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (1) consensual; (2) essential to the confirmation of the Plan; (3) given in exchange for the good and valuable consideration provided by the Released Parties; (4) a good-faith settlement and compromise of the Claims released by the Third-Party Release; (5) in the best interests of the Debtors and their Estates; (6) fair, equitable, and reasonable; (7) given and made after due notice and opportunity for hearing; and (8) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release.

Exculpation

Notwithstanding anything contained herein to the contrary, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in

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connection with the Disclosure Statement, the Plan, the Plan Supplement, the Restructuring Support Agreement, the Rights Offering, the DIP Facility, the Exit Facility, the DIP Credit Agreement, the Backstop Commitment Agreement, the Exit Commitment Letters, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

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Exhibit 2 to Term Sheet

Term Sheet Regarding Employee Matters

Revised Incentives for Management through Bankruptcy Pursuant to New Agreements3

The Company will enter into new 5-month employment agreements effective as of the RSA effective date (the “Short-Term Agreements”) with each of John A. Brooks and Nancy M. Snyder. The Company will enter into a new employment agreement (together with the Short-Term Agreements, the “Agreements”) with Steven A. Hartman. The term of Mr. Hartman’s Agreement will begin on the RSA effective date and end on the date that is 18 months thereafter, unless terminated by either Mr. Hartman or the board of directors of the reorganized entity (the “New Board”) in accordance with its terms.

The Agreements will supersede the Change of Control Severance Agreements,4 Relocation Agreement and all other prior agreements between the Executive and the Company in their entirety and be assumed as of the Company’s emergence from bankruptcy (the “Emergence”) pursuant to the plan of reorganization (the “Plan”). The finalized Agreements will be subject to review and comments by the Ad Hoc Committee and will contain other market terms, including customary restrictive covenants.

Terms of Proposal:

Base Salary: As of the RSA effective date, Mr. Hartman’s base salary will be reduced to $250,000 per annum. Mr. Brooks and Ms. Snyder will continue receiving their current annualized base salaries of $385,000 and $335,000, respectively. The Company will provide Mr. Hartman with market relocation assistance with respect to his move to the Houston metropolitan area.

Emergence Bonus: Mr. Brooks and Ms. Snyder will each be paid an emergence bonus equal to $500,000, if Emergence occurs on or by 10/31/16 (a “Qualifying Emergence”) and either (i) he or she remains employed with the Company through the Qualifying Emergence or (ii) he or she was terminated by the Company without “cause” before the Qualifying Emergence.

Severance: If Mr. Hartman is terminated without “cause” or for “good reason” before the six month anniversary of Emergence, he will be entitled to 18 months of continued base salary (subject to the execution of general release). If Mr. Hartman is terminated without cause after the six month anniversary of the date of Emergence, he will be entitled to 12 months of continued base salary.

MIP: The MIP pool will consist of up to [•]%5 of the reorganized Company’s stock determined on a fully-diluted basis. The New Board will determine the allocation and other terms and conditions of MIP participation; provided that Mr. Hartman will receive an award of restricted stock (or economic equivalent) with a grant date value equal to $600,000 based on the Company value provided for in the Plan (the “Initial Equity Award”), so long as he is employed at the time of Emergence. The Initial Equity Award will vest over 3 years and be subject to such other terms and conditions as determined by the New Board; provided that in the event Mr. Hartman is terminated without “cause” or for “good reason”, the next tranche of the Initial Equity Award will vest.

[3]	Note, these proposals are made only with respect to S. Hartman, J. Brooks, and N. M. Snyder (each, an “Executive”).
[4]	For the avoidance of doubt, each Executive will waive any and all claims the Executive may have to payments or benefits under the applicable Change of Control Severance Agreement.
[5]	To be disclosed at or prior to the hearing to approve the Company’s Disclosure Statement.

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Release: The Agreements will provide for a mutual general release of claims (including release of Executives’ prepetition claims and any claims in respect of the SERP).

Consulting Agreement: Upon Emergence, the reorganized Company will enter into a non-exclusive consulting agreement with Nancy M. Snyder (the “Consulting Agreement”) in lieu of extending her Short-Term Agreement. The Consulting Agreement will provide for a term of twelve months and payment of a monthly fee of $15,000 to Ms. Snyder for her services, so long as her employment has not been terminated for “cause” (gross negligence, willful misconduct or conviction of a felony), or due to death, disability or her voluntary resignation. During the term of the Consulting Agreement, Ms. Snyder will report to the Chief Executive Officer, or his or her designee, and will provide consulting services as reasonably requested by the Company.

Treatment of Prepetition Obligations: All outstanding PBRSUs and RSUs will be cancelled without payment of any consideration pursuant to release.

Severance and Revised Incentives for Rank & File Employees During Chapter 11

The Company will establish a Key Employee Retention Plan (“KERP”) with annual payments not to exceed $2.0 million in the aggregate.

Upon a Company termination other than for “cause” on or prior to the 6 month anniversary of the confirmation date of the Plan, a KERP participant will receive as his or her severance the greater of (a) up to 13 weeks of base salary (taking into account seniority based on the Company’s historical practices) and (b) the balance of any unpaid KERP payments. The severance payment contemplated by the foregoing clause (a) will be consistent with the total amounts previously provided to the Ad Hoc Committee in the 4.30.16 Comp Summary.

As a condition to participation in the KERP or to otherwise receiving severance, participants in the KERP or individuals who otherwise receive severance will be required to waive all prepetition claims he or she may have relating to prior employment or compensation arrangements, including, without limitation, any applicable Change of Control Severance Agreement, Relocation Agreement, or other severance agreement. All outstanding long-term incentives will receive the treatment set forth in the Plan.

Baird Whitehead

In full and final satisfaction of any and all claims that Mr. H. Baird Whitehead may have, or now has, against any of the PVA Entities in his former capacity as an employee of the PVA Entities (including as Chief Executive Officer of Penn Virginia) and in his current capacity as a director of Penn Virginia, and in exchange for inclusion in the debtor release, third-party release, exculpation, and indemnification provisions contained in the Plan as they relate to Mr. Whitehead in his former capacity as an employee of the PVA Entities (including as Chief Executive Officer of Penn Virginia) and in his current capacity as a director of Penn Virginia, Mr. Whitehead shall receive, on the Effective Date, a total recovery comprised of: (a) $110,000, paid in cash; and (b) at Mr. Whitehead’s election, (i) $110,000, paid in cash, or (ii) an allowed general unsecured claim in an amount that would result in Mr. Whitehead receiving a recovery under the Plan on such

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claim that would be valued (at plan valuation) at $110,000; provided, however, that the foregoing release by Mr. Whitehead shall not extend to (1) any claims to indemnification or insurance coverage to which Mr. Whitehead may be entitled under the PVA Entities’ certificates of incorporation, bylaws, indemnification agreements, directors and officers insurance policies or applicable law with respect to the period of Mr. Whitehead’s employment by the PVA Entities (including as Chief Executive Officer of Penn Virginia), and (2) any claims or rights that Mr. Whitehead cannot waive by law (e.g., any right to workers’ compensation).

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